Exhibit 10

AMENDMENT NO. 1

DATED DECEMBER 13, 2013

TO

SANDERSON FARMS, INC.

BONUS AWARD PROGRAM

(EXECUTIVE COMMITTEE)

Effective November 1, 2012

Supersedes November 1, 2011

AMENDMENT NO. 1

DATED DECEMBER 13, 2013

to

SANDERSON FARMS, INC.

Bonus Award Program

Effective November 1, 2012

WHEREAS, the Sanderson Farms, Inc. Bonus Award Program effective November 1, 2012 (the “Plan”) is designed to provide for a cash bonus award to members of the Company’s Executive Committee based in part on the Company’s operational performance versus its peers as measured by Agristats, but only if the Company operates in the top 30% of the industry in terms of bottom-line profit per head;

WHEREAS, as of the beginning of the 2013 fiscal year, there were 20 companies participating in Agristats, and accordingly, the Plan provides for the portion of the bonus based on operational performance to be paid if the Company finishes among the top six places in Agristats;

WHEREAS, at the end of the 2013 fiscal year, there were 23 companies participating in Agristats, resulting in the top 30% being composed of seven companies, rather than six; and

WHEREAS, Section V(B) of the Plan authorizes the Executive Committee to alter the places in each award category of the operational performance-based portion of the bonus to reflect changes in the number of Agristats participants, and the Executive Committee has determined to make such an alteration.

NOW, THEREFORE, Section V(B) of the Bonus Award Program is hereby amended to provide that the qualifying Executive Committee members listed in that section will receive the portion of their bonus based on operational performance as follows:

Corporate Agristats Bottom Line Report (per head)

(Percentage of Award Earned)

TOP 3 PLACES

100%

PLACES FOUR AND FIVE

66 2/3%

PLACES SIX AND SEVEN

33 1/3%